Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$216,451
Unrealized Gain (Loss) on Market Value of Futures	(67,166)
Dividend Income	265
Interest Income	72
ETF Transaction Fees	1,000
Total Income (Loss)	$150,622

Expenses
Investment Advisory Fee	$4,725
Brokerage Commissions	774
NYMEX License Fee	186
SEC & FINRA Registration Expense	120
Non-interested Directors' Fees and Expenses	45
Other Expenses	11,400
Total Expenses	17,250
Expense Waiver	(10,219)
Net Expenses	$7,031
Net Gain (Loss)	$143,591

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/10	$10,057,219
Withdrawals (100,000 Units)	(2,687,706)
Net Gain (Loss)	143,591

Net Asset Value End of Period	$7,513,104
Net Asset Value Per Unit (300,000 Units)	$25.04

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502